                                                                    EXHIBIT 23.2

    NOTICE OF CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

      Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

      Effective June 5, 2002, PeopleSoft, Inc. dismissed Arthur Andersen LLP as its independent public accountants and engaged the services of KPMG LLP as its independent auditors. The consolidated financial statements of PeopleSoft, Inc. and its subsidiaries at December 31, 2001, and for each of the two years in the period ended December 31, 2001 included in this prospectus and registration statement have been audited by Arthur Andersen LLP. After reasonable efforts, PeopleSoft has not been able to obtain the written consent of Arthur Andersen LLP to PeopleSoft's naming it as an expert and the incorporation by reference of its audit report for the financial statements of PeopleSoft at December 31, 2001 and for each of the two years in the period ended December 31, 2001 into this prospectus and registration statement. The requirement to obtain such consent has been dispensed with in reliance on Rule 437a under the Securities Act. The absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen's LLP provision of auditing and other services to PeopleSoft) may be limited.